CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-46865, 333-7328 and 333-08270) of Rio Tinto plc of our report dated June 29, 2011, relating to the statements of assets available for benefits of the U.S. Borax Inc. 401(k) Savings and Retirement Contribution Plan for Represented Hourly Employees as of December 31, 2010 and 2009, the related statement of changes in assets available for benefits for the year ended December 31, 2010, and the related supplemental Schedule H, Part IV, Line 4i- Schedule of Assets (Held At End of Year) as of December 31, 2010 and Schedule H, Part IV, Line 4a – Delinquent Participant Contributions of the U.S. Borax Inc. 401(k) Savings and Retirement Contribution Plan for Represented Hourly Employees, which report appears in the December 31, 2010 Annual Report on Form 11-K of the U.S. Borax Inc. 401(k) Savings and Retirement Contribution Plan for Represented Hourly Employees.

/s/ Tanner LLC

June 29, 2011